UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 20, 2012 (September 19, 2012)
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:   (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On September 20, 2012, the Registrant reported its revenue results for the fourth quarter and fiscal year ended July 31, 2012.

A copy of the press release issued by the Registrant with respect to the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing. The information in this report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01: Other Events.

On September 19, 2012, the Board of Directors of the Registrant approved a special cash distribution of $10.00 per share of common stock, par value $0.001 (the “Common Stock”).  Each stockholder of record on October 1, 2012 will be entitled to receive $10.00 in cash for every share of Common Stock held by such stockholder.  The cash distribution will be paid on October 11, 2012.  In accordance with NASDAQ Rule 11140(b), the ex-dividend date will be October 12, 2012, the first business day following the payment date for the cash distribution.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Registrant, dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer
Vice President, Finance and Administration and Treasurer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

Dated:  September 20, 2012